As filed with the Securities and Exchange Commission on June 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SM Energy Company

(Exact name of registrant as specified in its charter)

Delaware	41-0518430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 1200

Denver, Colorado 80203

(Address of principal executive offices and zip code)

David Copeland

Executive Vice President and General Counsel

SM Energy Company

1775 Sherman Street, Suite 1200

Denver, Colorado 80203

(303) 861-8140

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Lucy Stark

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, Colorado 80202

(303) 295-8000

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price per Unit(2)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.01 per share, underlying warrants	5,304,386	$22.95	$121,735,658.70	$13,281.36

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable number of shares of common stock as may be issuable from time to time as a result of stock splits, stock dividends, capitalizations or similar transactions.
(2)	Estimated solely for the purposes of computing the registration fee in accordance with Rule 457(c) and 457(g) under the Securities Act, based upon the higher of (i) $0.01, the price at which the warrants may be exercised, and (ii) $22.95, the average of the high and low prices of the registrant’s common stock on New York Stock Exchange on 8, 2021.

PROSPECTUS

SM ENERGY COMPANY

5,304,386 Shares of Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus or to be named in a prospectus supplement (the “Selling Securityholders”) of up to 5,304,386 shares of our common stock (the “Warrant Shares”), that are issuable upon the exercise of warrants (each, a “Warrant” and, collectively, the “Warrants”) issued to the Selling Securityholders in connection with the consummation of the private exchange transaction (the “Exchange Transaction”) closed on June 17, 2020, with the certain holders of our senior unsecured notes and our 1.5% Senior Secured Convertible Notes due 2021 (collectively, the “Old Notes”). We are not selling any common stock under this prospectus and will not receive any proceeds from the sale of the Warrant Shares by the Selling Securityholders pursuant to this prospectus.

We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights granted to them under the Warrant Agreement, dated as of June 17, 2020, (the “Warrant Agreement”) which we entered into in connection with the closing of the Exchange Transaction, and pursuant to which the Warrants were issued.

The Warrant Shares may be sold by the Selling Securityholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements, together with the additional information described under the heading “Where You Can Find More Information,” before you invest.

Our common stock, par value $0.01 per share, is listed on the New York Stock Exchange (NYSE) under the trading symbol “SM.” On June 8, 2021, the closing sale price of our common stock was $22.71 per share.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in the applicable prospectus supplement and in our periodic reports and other information filed with the Securities and Exchange Commission before investing in our securities. See “Risk Factors” beginning on page 5 of this prospectus for information on certain risks related to the purchase of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2021

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. The information in this prospectus is accurate only as of the date of this prospectus or the date of any supplement to this prospectus, regardless of the time of delivery of this prospectus or any supplement to this prospectus or any sale of our shares of common stock. We are not making an offer to sell the shares of common stock, and we are not soliciting an offer to buy the shares of common stock, in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed, as a “well-known seasoned issuer” as defined under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission, or “Commission,” using the “shelf” registration process. Under this process, the Selling Securityholders may, from time to time, sell the Warrant Shares described in this prospectus in one or more offerings or resales.

You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor any agent or Selling Securityholder has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. You should read this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before you decide to invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any amendments or supplements, together with the additional information described under the heading “Where You Can Find More Information,” before you invest.

Unless the context otherwise indicates, the terms “SM Energy,” “the Company,” “we,” “us” and “our” in this prospectus mean SM Energy Company, a Delaware corporation, and its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements included in this prospectus, other than statements of historical facts, that address activities, conditions, events, or developments with respect to our financial condition, results of operations, business prospects or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “budget,” “could,” “estimate,” “expect,” “forecast,” “intend,” “pending,” “plan,” “potential,” “project,” “target,” “will,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear throughout this prospectus, and include statements about such matters as:

•	the impacts of the global COVID-19 pandemic (“Pandemic”) on us, our industry, our financial condition, and our results of operations;

•	the amount and nature of future capital expenditures and the availability of liquidity and capital resources to fund capital expenditures;

•	any changes to the borrowing base or aggregate lender commitments under our Sixth Amended and Restated Credit Agreement, as amended;

•	our outlook on future crude oil, natural gas, and natural gas liquids (also referred to throughout this prospectus as “oil,” “gas,” and “NGLs,” respectively) prices, well costs, service costs, lease operating costs, and general and administrative costs;

•	our drilling and completion activities and other exploration and development activities, our ability to obtain permits and governmental approvals, and plans by us, our joint development partners, and/or other third-party operators;

•	possible or expected acquisitions and divestitures, including the possible divestiture or farmout of, or joint development of, certain properties;

•	oil, gas, and NGL reserve estimates and estimates of both future net revenues and the present value of future net revenues associated with those reserve estimates;

•	our expected future production volumes, identified drilling locations, as well as drilling prospects, inventories, projects and programs;

•	cash flows, liquidity, interest and related debt service expenses, changes in our effective tax rate, and our ability to repay debt in the future;

•	business strategies and other plans and objectives for future operations, including plans for expansion and growth of operations or to defer capital investment, plans with respect to future dividend payments, and our outlook on our future financial condition or results of operations; and

•	other similar matters, such as those discussed in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 10-K”).

Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. Some of these risks are described in the Risk Factors section in Part I, Item 1A and other sections of our 2020 10-K, as updated by subsequent reports we file with the Commission, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

We caution you that forward-looking statements are not guarantees of future performance and actual results or performance may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this prospectus supplement speak as of the filing date of this prospectus supplement. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider (i) those risk factors included in our 2020 Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and (ii) those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read the information under the caption “Cautionary Statement Regarding Forward-Looking Statements.”

SM ENERGY COMPANY

We are an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas, and NGLs in the state of Texas. Our purpose is to make people’s lives better by responsibly producing energy supplies, contributing to domestic energy security and prosperity, and having a positive impact in the communities where we live and work. Our vision is to be a premier operator of top tier assets and to sustainably grow value for all of our stakeholders. This includes short-term operational and financial goals of generating positive cash flows while strengthening our balance sheet through absolute debt reduction and improved leverage metrics, and increasing the value of our capital project inventory through exploration and development optimization. Our long-term goal is to deliver cash flow growth that is supported by our high-quality asset base and ability to generate favorable returns. Our investment portfolio is comprised of oil and gas producing assets in the state of Texas, specifically in the Midland Basin of West Texas and in the Maverick Basin of South Texas.

We are committed to exceptional safety, health, and environmental stewardship; supporting the professional development of a diverse and thriving team of employees; making a positive difference in the communities where we live and work; and transparency in reporting on our progress in these areas. The Environmental, Social and Governance Committee of our Board of Directors oversees, among other things, the development and implementation of the Company’s environmental, social and governance policies, programs and initiatives, and reports to our Board of Directors regarding such matters. Further demonstrating our commitment to sustainable operations, compensation for our executives and employees under our short-term and long-term incentive plans is calculated based on certain Company-wide performance-based metrics that include key financial, operational, and environmental, health, and safety measures.

We were founded in 1908 and incorporated in Delaware in 1915. Our initial public offering of common stock was in December 1992. Our common stock trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SM.” Our principal office is located at 1775 Sherman Street, Suite 1200, Denver, Colorado 80203, and our telephone number is (303) 861-8140. Our website address is www.sm-energy.com; information included or referred to on our website is not part of this prospectus supplement.

USE OF PROCEEDS

We are registering the Warrant Shares on behalf of the Selling Securityholders, to be offered and sold by the Selling Securityholders from time to time. We will not receive any of the proceeds from the sale of the Warrant Shares from time to time by the Selling Securityholders.

We have agreed to pay all costs, expenses and fees relating to the registration of the Warrant Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, fees and expenses of our counsel and accountants, and blue sky fees and expenses. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in disposing of the Warrant Shares covered hereby.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock. The following description of our capital stock does not purport to be complete and is subject to and qualified by reference to our Restated Certificate of Incorporation, as amended through June 30, 2010, and Amended and Restated By-laws (collectively with the Restated Certificate of Incorporation, the “Charter Documents”). For additional information, please read our Charter Documents and the applicable provisions of the Delaware General Corporation Law.

As of December 31, 2020, SM Energy Company has registered one class of securities under Section 12 of the Exchange Act.

Description of Common Stock

The following description of our Common Stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by, reference to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-laws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit is a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the Delaware General Corporate Law, for additional information.

Authorized Capital Shares

Our authorized capital shares consist of 200,000,000 shares of capital stock, $0.01 par value per share. We have outstanding shares of common stock (“Common Stock”). The outstanding shares of our Common Stock are fully paid and non-assessable. This means the full purchase price for the outstanding shares of Common Stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of Common Stock that the Company may issue in the future will also be fully paid and non-assessable.

The Certificate of Incorporation provides that authorized but unissued shares of Common Stock are available for future issuance without stockholder approval, subject to various limitations imposed by the New York Stock Exchange (“NYSE”). These additional shares of Common Stock may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Voting Rights

Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Our Common Stock does not have cumulative voting rights. This means a holder of a single share of Common Stock cannot cast more than one vote for each position to be filled on the Board of Directors. It also means the holders of a majority of the shares of Common Stock entitled to vote in the election of directors can elect all directors standing for election and the holders of the remaining shares will not be able to elect any directors.

Dividend Rights

The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion out of funds legally available for the payment of dividends. Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law.

Liquidation Rights

Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company legally available for distribution.

Other Rights and Preferences

Our Common Stock has no sinking fund provision or preemptive, subscription or conversion rights. The holders of Common Stock may act by unanimous written consent.

Listing

Our Common Stock is traded on the NYSE under the trading symbol “SM.”

SELLING SECURITYHOLDERS

On the Issue Date, as partial consideration for the Old Notes, we issued to holders of the Old Notes (“Warrant Holders”), Warrants to purchase an aggregate of 5,941,304 shares of our common stock (the "Warrant Shares"). The number of Warrant Shares issuable in respect of the Warrants and the per-share exercise price are subject to adjustment as a result of certain anti-dilution provisions contained in the Warrants. The Warrants are exercisable at any time during the period from and after the Triggering Date (as defined below) until 5:00 p.m., New York City time, on June 30, 2023 (the “Expiration Time”), at an exercise price of $0.01 per share. The “Triggering Date” is the first trading day following five consecutive trading days on which the product of the number of shares of common stock issued and outstanding on four of the five trading days, multiplied by the closing price per share of common stock for each such trading day, exceeds $1.0 billion. The Triggering Date occurred on January 15, 2021, and the Warrants became exercisable at the election of the Warrant Holders. The Warrants may be exercised either in full or from time to time in part, until the Expiration Time.

We are filing the registration statement, of which this prospectus is a part, with the Commission to register the disposition of the Warrant Shares by the Selling Securityholders, pursuant to our obligations under the Warrant Agreement. Pursuant to the Warrant Agreement, we are required to file with the Commission a shelf registration statement for resale of the Warrant Shares for the Selling Securityholders that, before the effectiveness of such registration statement, have furnished, among other things, such information regarding each such Selling Securityholder, the securities of the Company held by each such Selling Securityholder and the intended method of disposition of the Warrant Shares. Pursuant to the terms of the Warrant Agreement, we are not required to and therefore did not include as a Selling Securityholder any holder of Warrants or common stock issuable under the Warrants that did not provide the information required by the Warrant Agreement.

The table below sets forth information as of June 8, 2021, with respect to the Selling Securityholders for whom we are registering Warrant Shares for sale to the public, the number of shares of common stock owned by the Selling Securityholders prior to this offering, the number of Warrant Shares being offered pursuant to this prospectus, the number of shares of our common stock owned by the Selling Securityholders upon completion of this offering, assuming all such Warrant Shares are sold, and the percentage of common stock owned by the Selling Securityholders after this offering, assuming all such Warrant Shares are sold.

In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is the number of shares of common stock issuable pursuant to the Warrants without regard to any limitations on exercises. Pursuant to Rule 416 under the Securities Act, this prospectus also covers any additional shares of our common stock that may become issuable in connection with shares of common stock by reason of a stock dividend, stock split or other similar transaction effected without our receiving any cash or other value, which results in an increase in the number of shares of our common stock outstanding.

As used in this prospectus, the term “Selling Securityholder” includes each Selling Securityholder listed below, and any donees, pledgees, transferees or other successors in interest selling the Warrant Shares received after the date of this prospectus from the Selling Securityholder. A Selling Securityholder may sell some, all or none of its Warrant Shares. A Selling Securityholder may sell or transfer all or a portion of its Warrant Shares pursuant to an available exemption from the registration requirements of the Securities Act. We do not know how long the Selling Securityholders will hold the Warrant Shares before selling them, and we currently have no agreements, arrangements or other understandings with the Selling Securityholder regarding the sale of the Warrant Shares.

The information in the table below (other than the percentages of our outstanding common stock beneficially owned) in respect of each of the Selling Securityholders was furnished by or on behalf of the Selling Securityholder and is as of the date hereof. Except as may be noted elsewhere in this prospectus relating to the Exchange Transaction and the Warrant Agreement, the Selling Securityholders do not have, and within the past three years have not had, any material relationship with us or any of our affiliates. For additional information about our relationship with the Selling Securityholders, please see the documents incorporated by reference into this prospectus.

Information concerning the Selling Securityholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a securityholder, including a Warrant Holder, unless that securityholder is listed in the table below, in any supplement to this prospectus or in an amendment to the related Registration Statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Securityholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Securityholders.

	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After Offering
Selling Securityholder	Number(2)	Number(1)	Number(2)	Percent(3)
BlackRock, Inc. (4)	2,460,717	2,460,717	0	0%
Loomis, Sayles & Company, L.P. (5)	2,824,625	2,824,625	0	0%
State of Wisconsin Investment Board	34,844	19,044	15,800	*	%
Total	5,320,186	5,304,386	15,800	*	%

*       Less than 1%.

(1)       Assumes a Selling Securityholder sells all of its Warrant Shares offered pursuant to this prospectus.

(2)       Except as otherwise indicated, we believe that the beneficial owners of the shares of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with the rules and regulations of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)       Based on an aggregate of 120,660,393 shares of outstanding common stock as of June 8, 2021.

(4)      The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Systematic Multi-Strategy Fund - Trading Account; Adventist FIBR Portfolio; High Yield Credit Screened Fund; BlackRock Core Bond Trust - High Yield; BlackRock Multi-Sector Income Trust - High Yield; BlackRock Limited Duration Income Trust - High Yield; BlackRock High Yield Bond Portfolio; BlackRock Income Fund - High Yield; High Yield Bond Fund; BlackRock Credit Allocation Income Trust; BlackRock High Yield Portfolio of BlackRock Series Fund II, Inc.; BlackRock High Yield V.I. Fund; BlackRock Debt Strategies Fund, Inc. - High Yield; FONDAZIONE ENPAM - High Yield Portfolio; U.S. High Yield Bond Index Non-Lendable Fund B; BlackRock Corporate High Yield Fund, Inc. (HYT); IBM Global High Yield; iShares U.S. Fixed Income Balanced Risk Factor ETF; iShares US & Intl High Yield Corp Bond ETF; iShares iBoxx $ High Yield Corporate Bond ETF; iShares Core 5-10 Year USD Bond ETF; iShares Core 1-5 Year USD Bond ETF; iShares Core Total USD Bond Market ETF; iShares 0-5 Year High Yield Corporate Bond ETF; iShares Broad USD High Yield Corporate Bond ETF; Brighthouse Funds Trust I - BlackRock High Yield Portfolio; NPA - PBU US High Yield Portfolio; PenSam US High Yield Portfolio; AST BlackRock Global Strategies Portfolio (US High Yield); BlackRock Diversified Distribution Fund - US High Yield Portfolio; and Global Atlantic BlackRock High Yield Portfolio. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(5)       Loomis, Sayles & Company, L.P. is the investment manager with power to direct investments and power to vote the securities beneficially owned by each of the Allan G. Lozier Trust, The Lozier Foundation, Loomis Sayles Bond Fund, Strategic Income Fund and United Mine Workers of America 1974 Pension Trust. The address for Loomis and each of such entities is One Financial Center, Boston, MA 02111.

PLAN OF DISTRIBUTION

We are registering the Warrant Shares issuable upon exercise of the Warrants to permit the resale of the Warrant Shares by the Selling Securityholders and holders of the Warrant Shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Securityholders of the Warrant Shares. We will bear all fees and expenses incident to our obligation to register the Warrant Shares.

Each Selling Securityholder, which, as used herein, includes any of its pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the Warrant Shares covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Each Selling Securityholder may offer the Warrant Shares from time to time, either in increments or in a single transaction. Each Selling Securityholder may also decide not to sell all the Warrant Shares it is allowed to sell under this prospectus. The Selling Securityholders will act independently of us and each other Selling Securityholder in making decisions with respect to the timing, manner and size of each sale.

The Selling Securityholders may, from time to time, sell any or all of their Warrant Shares on any stock exchange, market or trading facility on which the Warrant Shares are traded or quoted, in the over-the-counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling the Warrant Shares:

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	block trades in which a broker-dealer will attempt to sell the Warrant Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement becomes effective;

•	an agreement with broker-dealers to sell as agent for the Selling Securityholders a specified number of the Warrant Shares at a stipulated price per share or otherwise at the prevailing market price;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to common shares, including the issuance by the Selling Securityholders of derivative securities, whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the distribution of the Warrant Shares by any Selling Securityholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell the Warrant Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Additionally, a Selling Securityholder that is an entity may elect to make a distribution of the Warrant Shares to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable common shares pursuant to the distribution through a registration statement.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the Warrant Shares covered hereby, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The Selling Securityholders may also sell shares short and deliver Warrant Shares to close out their short positions, or loan or pledge the Warrant Shares to broker-dealers that in turn may sell these shares. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Warrant Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the Warrant Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Warrant Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Securityholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Warrant Shares. We will pay certain fees and expenses incurred by us incident to the registration of the Warrant Shares.

Because a Selling Securityholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We have agreed to use reasonable best efforts to keep the registration statement of which this prospectus is a part continuously effective and in compliance with the Securities Act until the earlier of (x) such time as all of the Warrant Shares have been sold thereunder, or are eligible for resale without restriction on volume or manner of sale and without the need for current public information pursuant to Rule 144(b) under the Securities Act, and (y) the Expiration Time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and are informing the Selling Securityholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon for us by Holland & Hart LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of SM Energy Company and subsidiaries in SM Energy Company’s 2020 Form 10-K, and the effectiveness of SM Energy Company’s internal control over financial reporting as of December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing.

Certain information with respect to our proved oil and gas reserves referred to and incorporated by reference herein is based in part upon the audit of our proved reserve estimates by Ryder Scott Company, L.P., a firm of independent petroleum engineers. Such information is included and incorporated herein in reliance on the authority of such firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we file annual, quarterly and other reports and other information with the Commission. You may read and copy any document we file with the Commission at the Commission’s public reference room at 100 F Street NE, Washington, D.C. 20549-2521. Please call 1-800-732-0330 for further information concerning the operation of the public reference room. Our SEC filings are also available on the Commission’s web site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the Commission’s web site is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

Our common stock is listed and traded on NYSE. Our reports, proxy statements and other information filed with the Commission can also be inspected and copied at the NYSE, 20 Broad Street, New York, New York 10005.

We make available free of charge on or through our Internet website, http://www.sm-energy.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Information contained on our Internet website is not part of this prospectus and does not constitute a part of this prospectus.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information and any and all of the documents referred to herein, including the indenture for the notes, which is summarized in this prospectus, without charge to each person to whom a copy of this prospectus has been delivered, who makes a written or oral request at the following address or telephone number:

Investor Relations
SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
(303) 861-8140
ir@sm-energy.com

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain documents that we have previously filed with the Commission. This means that we are disclosing important information to you without actually including that information in this prospectus by referring you to other documents that we have filed separately with the Commission. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the Commission, and which is deemed “filed” with the Commission, will automatically update information that we previously filed with the Commission, and may replace information in this prospectus and information that we previously filed with the Commission. We incorporate by reference the following documents in this prospectus, which you should review in connection with this prospectus:

•	our Annual Report on Form 10-K for its fiscal year ended December 31, 2020, filed with the SEC on February 18, 2021 (the “2020 Form 10-K”);

•	our Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 16, 2021 (with respect to those portions incorporated by reference into our 2020 Form 10-K);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on March 25, 2021, June 1, 2021, June 9, 2021 and June 10, 2021, excluding any information furnished pursuant to Item 2.02, Item 7.01 or Item 9.01 on any Current Report on Form 8-K; and

•	the description of the Company’s Common Stock contained in Exhibit 4.14 of the 2020 Form 10-K, and any amendment or report filed with the SEC for the purposes of updating such description.

We also incorporate by reference each of the documents that we file with the Commission (excluding any portion of those filings furnished under Items 2.02 or 7.01 of Form 8-K or other information furnished to the Commission) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after this registration statement and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereby have been sold or that deregisters all such shares of Common Stock then remaining unsold. Any statements made in such documents will automatically update and supersede the information contained in this prospectus, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectus we may authorize to be delivered to you. You should not assume that the information incorporated by reference or provided in this prospectus, any applicable prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of each document.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions to be paid by us.

Amount to be Paid
SEC Registration Fee	13,281.36
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	15,000
Printing Fees	*
Miscellaneous	*
Total	$58,281.36

* Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers.

Except to the extent indicated below, there is no charter provision, bylaw, contract, arrangement or statute under which any director or officer of SM Energy is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Article FIFTEENTH of SM Energy’s restated certificate of incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provide that the provision does not eliminate or limit liability:

•	for any breach of the director’s duty of loyalty to SM Energy or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper benefit.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right or the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnify for such expenses as the court deems proper. Article FOURTEENTH of SM Energy’s restated certificate of incorporation provides for such indemnification.

Section 145 of the Delaware General Corporation Law also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such person against such liabilities under the provisions of such sections. SM Energy has purchased such insurance.

Section 145 of the Delaware General Corporation Law further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Article FOURTEENTH of SM Energy’s restated certificate of incorporation and Section 19 of the Company’s By-laws contain provisions regarding indemnification that parallel those described above.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The following exhibits are filed as part of this registration statement.

Exhibit No.	Description of Exhibit

3.1	Restated Certificate of Incorporation of SM Energy Company, as amended through June 1, 2010 (filed as Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated herein by reference).

3.2	Amended and Restated By-Laws of SM Energy Company, amended and restated effective as of February 21, 2017 (filed as Exhibit 3.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated herein by reference).

4.1	Description of the Securities of SM Energy Company registered pursuant to Section 12 of the Exchange Act (filed as Exhibit 4.11 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference).

4.2	Warrant Agreement dated as of June 17, 2020, among SM Energy Company, Computershare Inc. and Computershare Trust Company, N.A., collectively as warrant agent (filed as Exhibit 4.2 to the registrant’s Current Report on Form 8-K filed on June 17, 2020, and incorporated herein by reference)

5.1*	Opinion of Holland & Hart LLP with respect to the legality of the Common Stock registered hereby.

23.1*	Consent of Holland & Hart LLP (contained in its opinion filed herewith as Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Ryder Scott Company, L.P.

24.1*	Powers of Attorney (included on the signature page to this Registration Statement).

*Filed herewith.

Item 17. Undertakings.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if total dollar value securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8 and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 11, 2021.

SM Energy Company

By:	/s/ Herbert S. Vogel
	Name:	Herbert S. Vogel
	Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Herbert S. Vogel and A. Wade Pursell with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Herbert S. Vogel	President, Chief Executive Officer, and Director	June 11, 2021
Herbert S. Vogel	(Principal Executive Officer)

/s/ A. Wade Pursell	Executive Vice President and Chief Financial Officer	June 11, 2021
A. Wade Pursell	(Principal Financial Officer)

/s/ Patrick A. Lytle	Vice President – Chief Accounting Officer and Controller and Assistant Secretary	June 11, 2021
Patrick A. Lytle	(Principal Accounting Officer)

/s/ William D. Sullivan	Chairman of the Board of Directors	June 11, 2021
William D. Sullivan

/s/ Carla J. Bailo	Director	June 11, 2021
Carla J. Bailo

/s/ Stephen R. Brand	Director	June 11, 2021
Stephen R. Brand

/s/ Ramiro G. Peru	Director	June 11, 2021
Ramiro G. Peru

/s/ Julio M. Quintana	Director	June 11, 2021
Julio M. Quintana

/s/ Rose M. Robeson	Director	June 11, 2021
Rose M. Robeson